   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       INTEGRATED SURGICAL SYSTEMS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                    3841                   68-0232575
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
        JURISDICTION              INDUSTRIAL           IDENTIFICATION NO.)
   OF INCORPORATION OR       CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                             829 West Stadium Lane
                          Sacramento, California 95834
                           Telephone: (916) 646-3487
                           Telecopier: (916) 646-4075
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             DR. RAMESH C. TRIVEDI
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       INTEGRATED SURGICAL SYSTEMS, INC.
                             829 West Stadium Lane
                          Sacramento, California 95834
                           Telephone: (916) 646-3487
                           Telecopier: (916) 646-4075
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              JACK BECKER, ESQ.                         CHARLES P. GREENMAN, ESQ.
           SNOW BECKER KRAUSS P.C.                       TIMOTHY I. KAHLER, ESQ.
               605 Third Avenue                    PARKER CHAPIN FLATTAU & KLIMPL, LLP
        New York, New York 10158-0125                  1211 Avenue of the Americas
          Telephone: (212) 687-3860                      New York, New York 10036
          Telecopier: (212) 949-7052                    Telephone: (212) 704-6000
                                                        Telecopier: (212) 704-6288

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-9207.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
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                                                      PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM
                                                      OFFERING       AGGREGATE      AMOUNT OF
      TITLE OF EACH CLASS OF         AMOUNT TO BE       PRICE        OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED   PER SECURITY(1)    PRICE(1)         FEE
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Common Stock, $.01 par value.......    28,750(2)        $5.00        $143,750    $43.56
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Warrants to purchase shares of
  Common Stock.....................    28,750(3)        $0.10         $2,875     $0.87
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Common Stock issuable upon exercise
  of Warrants......................    28,750(4)        $6.00        $172,500    $52.27
------------------------------------------------------------------------------------------------
Underwriters' Warrants to purchase
  shares of Common Stock...........      2,500        $0.000033        $0.08     (5)
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Underwriters' Warrants to purchase
  Warrants.........................      2,500        $0.000033        $0.08     (5)
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Common Stock issuable upon exercise
  of Underwriters' Warrants........    2,500(4)         $8.25         $20,625    $6.25
------------------------------------------------------------------------------------------------
Warrants issuable upon exercise of
  Underwriters' Warrants...........      2,500         $0.165         $412.50    $0.13
------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
  of Warrants underlying
  Underwriters' Warrants...........    2,500(4)         $6.00         $15,000    $4.55
------------------------------------------------------------------------------------------------
       Total Registration Fee......                                              $107.63(6)

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                                                                                 -----------
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) Includes 3,750 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any.

(3) Includes 3,750 Warrants which may be purchased by the Underwriters to cover over-allotments, if any.

(4) Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants, the Underwriters' Warrants and the Warrants issuable upon exercise of the Underwriters' Warrants.

(5) Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, no filing fee is required.

(6) The Registrant hereby certifies that (i) it has instructed its Bank to pay the Commission the filing fee set forth above by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but not later than the close of busines on November 21, 1996), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the Bank during regular business hours on November 21, 1996.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by Integrated Surgical Systems, Inc. (the "Company") pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form SB-2 (File No. 333-9207) of the Company, which was declared effective on November 20, 1996, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENT FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SACRAMENTO IN THE STATE OF CALIFORNIA ON NOVEMBER 21, 1996.

        INTEGRATED SURGICAL SYSTEMS, INC.

          By:  RAMESH C. TRIVEDI                     By:  MICHAEL J. TOMCZAK
               Ramesh C. Trivedi                          Michael J. Tomczak
               Chief Executive Officer and                Chief Financial Officer
  President                                               (Principal Financial and
               (Principal Executive Officer)              Accounting Officer)

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RAMESH C. TRIVEDI AND MICHAEL J. TOMCZAK, ACTING SINGLY, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME AND ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING SAID ATTORNEY-IN-FACT AND AGENT, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN ABOUT THE PREMISES, AS FULL TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFORMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON NOVEMBER 21, 1996, IN THE CAPACITIES INDICATED.

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------
              RAMESH C. TRIVEDI                   Chief Executive Officer, President, and
---------------------------------------------     Director (Principal Executive Officer)
              Ramesh C. Trivedi
             MICHAEL J. TOMCZAK                   Vice President, Chief Financial Officer and
---------------------------------------------     Secretary (Principal Financial and
             Michael J. Tomczak                   Accounting
                                                  Officer)
              JAMES C. MCGRODDY                   Chairman of the Board of Directors
---------------------------------------------
              James C. McGroddy
                                                  Director
---------------------------------------------
             Wendy Shelton-Paul
               John N. Kapoor                     Director
---------------------------------------------
               John N. Kapoor
                                                  Director
---------------------------------------------
              Paul A.H. Pankow

                                EXHIBIT INDEX

        All exhibits filed with or incorporated by reference in the Registration Statement on Form SB-2 (Registration No. 333-9207) are incorporated by reference into, and shall be deemed part of, this Registration Statement, and the following additional exhibits are filed herewith:

EXHIBIT
NUMBER                             DESCRIPTION
-------     ----------------------------------------------------------

 5.2        Opinion of Snow Becker Krauss P.C.
23.3        Consent of Ernst & Young LLP
23.4        Consent of Snow Becker Krauss P.C. (included in 5.2 above)